UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):  December 7, 2004

MACK-CALI REALTY, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11 Commerce Drive, Cranford, New Jersey,            07016
   (Address of Principal Executive Offices)              (Zip Code)

(908) 272-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

        On December 7, 2004, the board of directors (the “Board of Directors”) of Mack-Cali Realty Corporation (the “General Partner”), the general partner of Mack-Cali Realty, L.P. (the “Company”), approved the recommendations of the Executive Compensation and Option Committee and authorized the General Partner to:

        (a)        increase the annual compensation paid to non-employee members of the Board of Directors of the General Partner from $25,000 to $30,000, and increase the compensation paid to non-employee members of the Board of Directors of the General Partner for (i) telephonic meeting participation from $250 to $1,000 and (ii) committee meeting participation from $500 to $1,000.

        (b)        grant to each non-employee member of the Board of Directors of the General Partner restricted stock awards, no later than December 31, 2004, pursuant to the Amended and Restated 2000 Director Stock Option Plan in an amount equal to one thousand (1,000) shares of the General Partner’s common stock. The restricted common stock granted to the non-employee members of the Board of Directors of the General Partner will vest on January 1, 2006. A form of restricted share award agreement, effective December 7, 2004, entered into with each director is filed as an exhibit herewith.

        (c)        enter into restricted share award agreements, effective December 7, 2004, with each of Mitchell E. Hersh, Barry Lefkowitz, Roger W. Thomas and Michael A. Grossman, pursuant to which Messrs. Hersh, Lefkowitz, Thomas and Grossman were issued 13,514, 7,568, 6,487 and 6,487 shares of restricted stock, respectively, pursuant to the General Partner’s 2000 Employee Stock Option Plan originally effective as of September 11, 2000, and amended as of May 14, 2002. The restricted common stock will be fully vested upon issuance and will be subject to a six month restriction prohibiting the restricted common stock from being sold, assigned, transferred, gifted or otherwise disposed of, mortgaged, pledged or otherwise hypothecated. In connection with the issuance of the restricted stock, the General Partner also entered into agreements with Messrs. Hersh, Lefkowitz, Thomas and Grossman for certain tax gross-up payments. Copies of the restricted share award agreements and the tax gross-up agreements are filed as exhibits herewith.

        (d)        based upon the Company’s performance in 2004:

(i) grant cash bonuses, for fiscal year 2004, to Messrs. Hersh, Lefkowitz, Thomas and Grossman of $625,000, $350,000, $300,000 and $300,000, respectively.

(ii) declare, to be fully vested as of January 1, 2005: 9,000, 4,200, 3,600 and 3,000 shares of restricted common stock granted to Messrs. Hersh, Lefkowitz, Thomas and Grossman, respectively, pursuant to restricted share award agreements dated January 2, 2003, and 2,344 shares of restricted common stock granted to Mr. Hersh on July 1, 1999; 979 shares of restricted common stock granted to Mr. Lefkowitz on July 1, 1999; 826 and 52 shares of restricted common stock granted to Mr. Thomas on July 1, 1999 and March 12, 2001, respectively; and 972 and 150 shares of restricted stock granted to Mr. Grossman on December 6, 1999 and March 12, 2001, respectively, all pursuant to restricted share award agreements that were amended as of January 2, 2003, all of which were due to vest on January 1, 2005, and make the attendant tax gross up payments to such Executive Officers as soon as practicable following the vesting of such restricted shares.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. 10.1	Description

Form of Restricted Share Award Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and each of William L. Mack, Alan S. Bernikow, John R. Cali, Nathan Gantcher, Martin Gruss, David S. Mack, Alan G. Philibosian, Dr. Irvin D. Reid, Vincent Tese, Robert F. Weinberg and Roy J. Zuckerberg.

10.2	Restricted Share Award Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Mitchell E. Hersh.

10.3	Tax Gross Up Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Mitchell E. Hersh.

10.4	Restricted Share Award Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Barry Lefkowitz.

10.5	Tax Gross Up Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Barry Lefkowitz.

10.6	Restricted Share Award Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Roger W. Thomas.

10.7	Tax Gross Up Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Roger W. Thomas.

10.8	Restricted Share Award Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Michael A. Grossman.

10.9	Tax Gross Up Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Michael A. Grossman.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY, L.P. By: Mack-Cali Realty Corporation, its general partner

Dated: December 9, 2004	By: /s/ ROGER W. THOMAS —————————————— Roger W. Thomas Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No. 10.1	Description

Form of Restricted Share Award Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and each of William L. Mack, Alan S. Bernikow, John R. Cali, Nathan Gantcher, Martin Gruss, David S. Mack, Alan G. Philibosian, Dr. Irvin D. Reid, Vincent Tese, Robert F. Weinberg and Roy J. Zuckerberg.

10.2	Restricted Share Award Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Mitchell E. Hersh.

10.3	Tax Gross Up Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Mitchell E. Hersh.

10.4	Restricted Share Award Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Barry Lefkowitz.

10.5	Tax Gross Up Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Barry Lefkowitz.

10.6	Restricted Share Award Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Roger W. Thomas.

10.7	Tax Gross Up Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Roger W. Thomas.

10.8	Restricted Share Award Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Michael A. Grossman.

10.9	Tax Gross Up Agreement effective December 7, 2004 by and between Mack-Cali Realty Corporation and Michael A. Grossman.